SPECIAL POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned, a Director of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), constitutes and appoints Gerald Zarin and/or Jeremiah O'Brien, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form SB-2 registration statement for filing with the Securities and Exchange Commission respecting the registration of shares of Common Stock, par value $.01 per share, of the Company, Class A Redeemable Warrants of the Company which may be exercised to purchase shares of Common Stock of the Company and Unit Warrants of the Company which may be exercised to purchase shares of Common Stock of the Company and Class A Redeemable Warrants of the Company, together with any and all amendments (including post-effective amendments) to such registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done in virtue hereof.

DATED:  January 8, 1999



                                            /s/ Joseph A. Sarubbi
                                            ---------------------
                                            Joseph A. Sarubbi